UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	98-0395986
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road Pembroke HM 08, Bermuda	N/A
(Address of principal executive offices, including zip code)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

5.50% Series D Preferred Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-186952

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

This registration statement on Form 8-A relates to 9,200,000 5.50% Series D Preferred Shares, par value $0.0125 per share and a liquidation preference of $25 per share (the “Series D Preferred Shares”) of AXIS Capital Holdings Limited (the “Company”). For a description of the Series D Preferred Shares, reference is made to the information set forth under the heading “Description of the Series D Preferred Shares” in the Company’s Prospectus Supplement, dated May 13, 2013, to the Prospectus, dated February 28, 2013, which constitutes a part of the Company’s Registration Statement on Form S-3ASR (File No. 333-186952), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits

3.1	Certificate of Incorporation and Memorandum of Association of AXIS Capital Holdings Limited (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 1) (No. 333-103620) filed on April 16, 2003).

3.2	Certificate of Designations of the 5.50% Series D Preferred Shares (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 20, 2013).

3.3	Amended and Restated Bye-laws of AXIS Capital Holdings Limited (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed on May 15, 2009).

4.1	Form of stock certificate evidencing the 5.50% Series D Preferred Shares (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 20, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 20, 2013

AXIS Capital Holdings Limited

By:	/s/ Conrad D. Brooks
Name:	Conrad D. Brooks
Title:	Assistant Secretary